UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2006
DUSA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	0-19777 (Commission File Number)	22-3103129 (IRS Employer Identification Number)
25 Upton Drive
Wilmington, Massachusetts 01887
(Address of principal executive offices, including ZIP code)
(978) 657-7500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.
      DUSA Pharmaceuticals, Inc. (“DUSA”) issued a press release on November 3, 2006, reporting its corporate highlights and financial results for the third quarter ended September 30, 2006.
      Except for historical information, this report contains certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to intentions, beliefs, and expectations regarding the anticipated launches of Levulan in Brazil and other Latin American countries, the launches of potential Sirius pipeline products, the planned initiation of the clinical trial for acne, expectations regarding affects of purchase accounting adjustments and range of gross margin on Non-PDT Drug Products, and beliefs regarding non-GAAP presentations. Furthermore, the factors that may cause differing results include the regulatory approval process and drug/device development, third-party marketing decisions, sufficient funding, maintenance of DUSA’s patent portfolio and other risks identified in DUSA’s SEC filings from time to time.
Item 9.01 — Financial Statement and Exhibits.

Item No.	Description

99	Press Release, dated November 3, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSA PHARMACEUTICALS, INC.
By:	/s/ D. Geoffrey Shulman
D. Geoffrey Shulman, MD, FRCPC
Chairman of the Board and Chief Executive Officer

Dated: November 3, 2006

EXHIBIT INDEX

Item No.	Description
99	Press Release, dated November 3, 2006